ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made this 21st day of December, 2009, by and between Harcom Production, Inc., an Oklahoma corporation
("Seller"), and Shane Harwell ("Buyer").

RECITALS:

WHEREAS, Harcom Productions, Inc., ("Seller") has assets as set out in its balance sheet as of September 30, 2009 attached as Exhibit A; and

WHEREAS, due to the proposed merger of US Highland, Inc. into Seller, Seller no longer intends to pursue its current business plan.

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all Seller's rights, title and interest, if any, in and to all assets on the terms described below.

NOW, THEREFORE, the parties agree as follows:

Preamble; Preliminary Recitals.

The preamble and preliminary recitals set forth above are by this reference incorporated in and made a part of this Agreement.

Purchase of Assets.

Subject to the provisions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, all Seller's rights, title and interest, if any, in and to the Purchased Assets, as defined in this paragraph. The purchase price for the Purchased Assets shall be Nine Hundred Fifty Thousand (950,000) common shares of Harcom ("Purchase Price").

"Purchased Assets" means, collectively all tangible property, including but not limited to, furniture, fixtures, machinery, equipment, tools, and inventory ("Inventory"), and the following intangible property: all right, title and interest of Seller, if any, under leases of personal property and equipment and under the leases for the premises, intellectual property (including, without limitation, trademarks, tradenames, and service marks), telephone numbers and telephone listings, insurance policies, trade accounts receivable ("Accounts"), promissory notes arising from Accounts, all causes of action related to the Purchased Assets, contingent and unliquidated claims, counterclaims and rights to setoff claims related to the Purchased Assets, customer lists, goodwill and other intangible property related to the Business, which is located at the Premises on the Closing Date; but excluding all other assets of Seller and specifically excluding: (i) cash; (ii) any accounting related books and records, whether written or electronically recorded; (iii) causes of action not related to the Purchased Assets;
(iv) contingent and unliquidated claims of every nature except those related to the Purchased Assets, including tax refunds, counterclaims, and rights to set off claims; (v) deposits and (vi) any personal property subject to any security interest in favor of a third party.

Payment of Purchase Price.
Buyer shall deliver to Seller the Nine Hundred Fifty Thousand common shares of Seller at Closing.

Assumption of Liabilities.
At Closing, Buyer shall enter into separate Transfer and Assumption of Liabilities Agreement, attached hereto as Exhibit C pursuant to which Buyer shall assume and agree to pay, discharge or perform as appropriate only the following liabilities and obligations (the "Assumed
Liabilities"):

Except for the Assumed Liabilities, Buyer is not assuming, nor shall it in any way be liable or responsible for, any liabilities, obligations or debts of Seller, whether accrued, absolute, contingent or otherwise, arising after the Closing.

Covenants of Seller.

Seller hereby covenants and agrees with Buyer that:

	a.	Until the Closing, Seller shall use its best efforts to
maintain its current relationships with suppliers, customers and others having business relations with Seller in connection with the Purchased Assets.

	b.	Until the Closing, except as may be first approved in
writing by Buyer or as is otherwise permitted or contemplated by this Agreement, Seller shall conduct its business and all transactions with respect to the Purchased Assets, only in the usual and ordinary course of business consistent with Seller's past practice.

	c.	Until the Closing, Seller shall make no sale of assets other than in the ordinary course of Seller's past practice.

Closing.

	a.	The consummation of the purchase and sale of the Purchased
Assets (the "Closing") shall be held at 4:00 p.m. on December 21, 2009 or sooner by agreement of the parties, at such place as Buyer and Seller may agree.

	b.	At the Closing, Seller shall deliver the Purchased Assets to
Buyer and shall deliver the following documents to Buyer:

		i. the Transfer and Assumption Agreement pursuant to which Seller shall assign and Buyer shall assume and agree to pay all Assumed Liabilities ("Assignment"); attached as Exhibit C;
		ii. an Assignee's Bill of Sale in substantially the form of Exhibit B;
		iii.  list of Accounts;
		iv.   list of Inventory;
		v.    Closing Statement; and
		vi. such other documents as may be reasonably requested by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

	c.	At Closing, Buyer shall pay to Seller the Purchase Price and shall deliver to Seller the following documents:

		i. Certificates representing the 950,000 common shares with transfer signature and medallion guarantee
		ii.  executed counterparts of the Assignment;
		iii. executed counterparts of the Closing Statement; and
		iv. such other documents as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement.

Delivery and Condition of the Purchased Assets.

Immediately upon completion of the Closing, Seller shall be deemed to have fully and completely transferred to Buyer all his rights, title and interest, if any, in, as well as possession, custody and control of, the Purchased Assets. Seller shall not be liable or responsible for any liabilities or obligations of any kind or nature whatsoever arising out of, under, or related to the Purchased Assets from and after the Closing.

Buyer agrees that it is purchasing and shall take possession of the Purchased Assets in their AS IS, WHERE IS condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Purchased Assets as it has deemed necessary or appropriate for the purposes of this Agreement.

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE PURCHASED ASSETS, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE PURCHASED ASSETS AND ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

Conditions Precedent to Closing.

The performance by Seller and Buyer of their respective obligations under this Agreement is subject to the condition that on the Closing Date no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

Default.

If Seller fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then Buyer shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever. If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

Indemnity.

Buyer shall indemnify, defend and hold Seller harmless from and against any and all losses, liabilities, damages, costs and obligations (or actions or claims in respect thereof) (including reasonable counsel fees), which Seller may suffer or incur arising out of or based upon:

	a.	the breach of any representation, warranty, covenant or
agreement of Buyer contained in this Agreement;
	b.	the Assumed Liabilities; and
	c.	the operation of the Business and the use of any of the
Purchased Assets after the Closing.

Notices.

Any notice required or permitted by this Agreement shall be in writing and effectively delivered for all purposes if delivered personally, by overnight delivery service or by United States mail, certified mail, postage prepaid, return receipt requested and:

If directed to Seller:
Harcom Productions, Inc.
5459 South Mingo Rd- Ste A
Tulsa, OK  74146



If directed to Buyer:
Shane Harwell
5459 South Mingo Rd- Ste A
Tulsa, OK  74146

All notices shall be deemed delivered upon receipt.

Survival.

The representations, warranties and covenants contained herein shall not survive the execution and delivery of this Agreement and Closing.

Brokers.

Buyer and Seller each warrants to the other that it has not engaged, consented to, or authorized any broker, investment banker, or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement and no such third party is entitled to any fee or compensation in connection with this Agreement or the transactions contemplated hereby by reason of any action of it.

Amendment and Modification.

This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller.

Severability.

Any provision of this Agreement that shall be prohibited or unenforceable shall be deemed ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Entire Agreement.

This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

Counterparts.

 This Agreement may be executed in one or more counterparts all of which when taken together constitute one and the same instruments. A signed counterpart is as binding as an original.

Headings, Exhibits.

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement. All lettered Exhibits are attached to and by this reference made a part of this Agreement.

Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLER:
BUYER:
Harcom Productions, Inc.
By: /s/Damian Riddoch
Its: CFO

Shane Harwell
By: /s/Shane Harwell





EXHIBIT A
Purchased Assets

"Purchased Assets" means, collectively all tangible property, including but not limited to, furniture, fixtures, machinery, equipment, tools, and inventory ("Inventory"), and the following intangible property: all right, title and interest of Seller, if any, under leases of personal property and equipment and under the leases for the premises, intellectual property (including, without limitation, trademarks, tradenames, and service marks), telephone numbers and telephone listings, insurance policies, trade accounts receivable ("Accounts"), promissory notes arising from Accounts, all causes of action related to the Purchased Assets, contingent and unliquidated claims, counterclaims and rights to setoff claims related to the Purchased Assets, customer lists, goodwill and other intangible property related to the Business, which is located at the Premises on the Closing Date; but excluding all other assets of Seller and specifically excluding: (i) cash; (ii) any accounting related books and records, whether written or electronically recorded; (iii) causes of action not related to the Purchased Assets;
(iv) contingent and unliquidated claims of every nature except those related to the Purchased Assets, including tax refunds, counterclaims, and rights to set off claims; (v) deposits and (vi) any personal property subject to any security interest in favor of a third party.




EXHIBIT B
ASSIGNEE'S BILL OF SALE

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Harcom Productions, Inc., ("SELLER"), hereby assigns, conveys and transfers over unto Shane Harwell ("BUYER"), all of its right, title and interest, if any, in and to the Purchased Assets as defined in that certain Asset Purchase Agreement between Seller and Buyer dated December 21, 2009 (the "Purchase Agreement").

The purchase price for the Purchased Assets is Nine Hundred Fifty
Thousand common shares of Seller.

THE PURCHASED ASSETS ARE BEING SOLD "AS-IS, WHERE-IS" WITH NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 21st day of December 2009.

Harcom Productions, Inc.



/s/Damian Riddoch
--------------------------------------------
 By: Damian Riddoch, CFO



EXHIBIT C
Transfer and Assumption Agreement
8